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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: November 25, 1997
                       (Date of earliest event reported)

                        RETIREMENT CARE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                     1-14114                43-1441789
(State or other jurisdiction of  (Commission file number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)


                       6000 LAKE FORREST DRIVE, SUITE 200
                             ATLANTA, GEORGIA 30328
                    (Address of principal executive offices)

                                 (404) 255-7500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On November 25, 1997, Retirement Care Associates, Inc. ("RCA") entered into an amendment (the "Amendment") to the Agreement and Plan of Merger and Reorganization dated as of February 17, 1997 as amended by Amendment No. 1 thereto dated as of May 27, 1997 and by Amendment No. 2 thereto dated as of August 21, 1997 (as amended, the "Merger Agreement"), by and among RCA, Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), and Peach Acquisition Corporation, a Colorado corporation and wholly-owned subsidiary of Sun ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into RCA.

         The Amendment changes the exchange ratio provided for in the Merger Agreement. RCA shareholders will now receive shares of Sun common stock based on a fixed value of $10 for each outstanding share of the common stock of RCA (based on the average closing price of Sun common stock during the 20 trading days ending five trading days prior to the effective time of the Merger) (unless such average closing price exceeds $24.20, in which case the exchange ratio shall equal .413, or is less than $19.80, in which case the exchange ratio shall equal .505) instead of 0.520 shares of Sun common stock for each share of RCA common stock owned by them on the effective date of the Merger. The Amendment also (i) waives certain representations and warranties which have become incorrect since the date of the Merger Agreement; (ii) modifies the definition of "Company Material Adverse Effect" to relate only to changes in the assets or liabilities of RCA; (iii) contains provisions relating to Sun and its affiliates providing ancillary services to RCA and its affiliates; (iv) contains provisions allowing RCA to obtain up to $15 million in working capital financing under certain conditions; (v) contains provisions relating to certain related company leases; (vi) modifies the conditions to Sun's obligation to consummate the Merger related to RCA's representations and warranties and makes corresponding modifications in Sun's termination rights; (vii) provides for a termination fee payable to RCA in the event Sun's board of directors changes its recommendation of the Merger in a manner adverse to RCA; (viii) contains certain other technical provisions; and (ix) extends the date after which either party may freely terminate the Merger Agreement from November 30, 1997 (or, under certain circumstances, to December 31, 1997) to March 31, 1998.

         On November 25, 1997, Sun also entered into an amendment (the "RCA Option Amendment") to the Stockholders Stock Option and Proxy Agreement dated as of February 17, 1997 (the "Option Agreement") by and among Sun and certain principal stockholders of RCA, pursuant to which the Option Agreement was amended so as to (i) modify the exercise price of the option granted therein to $10.00 per share of RCA common stock, (ii) not allow Sun to exercise such option in the event that Sun materially breaches the RCA Merger Agreement and
(iii) shorten the period during which Sun may exercise such option from 120 days to 14 days.

         The Merger is subject to approval by the stockholders of both companies and will be considered at separate meetings now anticipated to occur in the first quarter of 1998. The

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Merger remains subject to other customary conditions. The Merger will be completed promptly following stockholder approval, assuming satisfaction of the other conditions to the Merger.

         The foregoing description is qualified in its entirety by reference to the full text of the Amendment and the RCA Option Amendment, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

    (c)  EXHIBITS

         2.1 Amendment No. 3 to the Agreement and Plan of Merger and Reorganization dated as of February 17, 1997 among Sun Healthcare Group, Inc., Retirement Care Associates, Inc. Peach Acquisition Corporation.

         2.2 Amendment No. 1 to the Stockholders Stock Option and Proxy Agreement dated as of February 17, 1997 among Sun Healthcare Group, Inc. and certain stockholders of Retirement Care Associates, Inc.

         99.1     Press Release

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                                   SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           RETIREMENT CARE ASSOCIATES, INC.

                                           By:/s/ Darrell C. Tucker
                                              --------------------------------
                                              Darrell C. Tucker, Its Treasurer

Dated as of December 5, 1997.

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                               INDEX TO EXHIBITS

DOCUMENT                                                          SEQUENTIALLY
NO.                                 DOCUMENT                      NUMBERED PAGE
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
2.1       Amendment No. 3 to the Agreement and                           6
          Plan of Merger and Reorganization dated
          as of February 17, 1997 among Sun
          Healthcare Group, Inc., Retirement Care
          Associates, Inc. Peach Acquisition Corporation.

2.2       Amendment No. 1 to the Stockholders Stock                     15
          Option and Proxy Agreement dated as of
          February 17, 1997 among Sun Healthcare Group, Inc.
          and certain stockholders of Retirement
          Care Associates, Inc.

99.1      Press Release                                                 18


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